Exhibit 99

FOR RELEASE

CONTACTS:

Lynn Schroeder	Randy Bresee	Danielle Scheg
Investor Relations	CFO	Thomson Financial
Tel: 831-427-7399	Tel: 831-427-7261	Tel: 415-732-6264
lynnsc@tarantella.com	randy@tarantella.com	danielle.scheg@tfn.com

TARANTELLA, INC. ANNOUNCES PRELIMINARY RESULTS FOR 2002 FOURTH FISCAL QUARTER

Anticipates Modest Increase in Revenues from Prior Quarter

Profitability Goals Drive 20% Reduction to Cost Structure

Santa Cruz, CA (October 10, 2002) Tarantella, Inc. (Nasdaq: TTLA), a leading provider of Internet infrastructure software, today announced that it expects to achieve a modest sequential increase in revenues in the 2002 fourth fiscal quarter. The company is currently projecting revenues for the 2002 fourth fiscal quarter to be between $3.8 and $4.0 million.

The company also announced a restructuring initiative that includes a reduction in its existing workforce by 20 percent, the implementation of a company wide incentive-based compensation plan, closure of certain facilities, and the realignment of its sales force to better integrate channel and enterprise sales geographically.

These actions will be substantially completed by October 31, 2002. The staff reductions will impact approximately 30 employees worldwide and include the closure of the company’s UK administrative facility.

Additionally, the company has instituted a variable compensation program that reduces salary expense by up to 15 percent, depending on quarterly revenue performance.

Doug Michels, CEO of Tarantella, stated, “We are encouraged that fourth quarter results reflect continued repeat business, as well as some significant new customer wins. However, we are disappointed that the growth rate is not as strong as expected. Customers continue to defer or slowly roll out major project deployments and we expect this pattern to continue while the current economic conditions prevail. Our objective continues to be profitability by fiscal third quarter 2003 and these actions are expected to reduce our breakeven point to approximately $5 million in quarterly revenue.”

Conference Call

Tarantella will hold a conference call to discuss its 2002 fourth quarter financial results on October 29, 2002 at 1:45 p.m. PST. The call may be accessed by dialing (913) 981-5571 and will also be broadcast live over the Internet. Interested parties can obtain access through the Tarantella website at www.tarantella.com/investor or at www.streetevents.com. A replay of the webcast will be available at approximately 4:00 p.m. PST the day of the call.

For Tarantella Investors

This release contains forward-looking statements, including statements relating to the Company’s expectations for achieving profitability, reducing costs and anticipated growth of its customer base. The Company’s actual results may differ materially from the results discussed in these forward-looking statements. Factors that may contribute to such a difference include, but are not limited to, changes in customer implementation plans, conclusion or success of strategic opportunities, timely availability of products, market acceptance of new products, the impact of competitive products, uncertainty in domestic and international markets, risks of dependence upon third-party suppliers, impact and success of industry partnerships, the Company’s ability to achieve projected revenue growth, the Company’s ability to achieve profitability, the ability to control expenses, general market conditions including the Company’s ability to compete in the highly competitive and rapidly changing marketplace, and other risks detailed from time to time in the Company’s SEC filings, including forms 10-Q and 10-K. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Tarantella, Inc.

Tarantella is the leading provider of Internet infrastructure software that enables web-based access to enterprise applications.

The Tarantella Enterprise 3 solution instantly provides managed and secure Web access to enterprise mainframe, Windows, AS/400, Linux, and UNIX applications. It leverages existing IT assets to provide cost savings, improved productivity, and the flexibility to accommodate the rapid changes in today’s organizations.

For more information, please go to http://www.tarantella.com.

NOTE:  Tarantella, Tarantella Enterprise 3, and the Tarantella logo are trademarks or registered trademarks of Tarantella, Inc. in the USA and other countries. All other brand and product names are or may be trademarks of, and are used to identify products or services of their respective owners.